As filed with the Securities and Exchange Commission on July 3, 2001

                                    Registration No.



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.   20549

                           FORM   S-8

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933


                STANDEX INTERNATIONAL CORPORATION
    (Exact name of issuer as specified in its Certificate of
                         Incorporation)


         Delaware                         31-0596149
(State of Incorporation)    (I.R.S. Employer Identification No.)


6 MANOR PARKWAY, SALEM, NEW HAMPSHIRE               03079
(Address of principal executive offices)        (Zip Code)


               THE STANDEX RETIREMENT SAVINGS PLAN
                      (Full Title of Plan)


                        Deborah A. Rosen
              c/o Standex International Corporation
                         6 Manor Parkway
                  Salem, New Hampshire   03079
             (Name and Address of agent for service)

                          603-893-9701
  (Telephone Number, including area code, of agent for service)



                 Calculation of Registration Fee




                               Proposed    Proposed
Title of                       Maximum     Maximum
Securities                     Offering    Aggregate   Amount of
to be          Amount to be    Price Per   Offering    Registration
Registered     Registered (1)  Share       Price (2)   Fee

Common Stock     43,011        $23.25      $1,000,000    $250
par value
$1.50 per share



NOTES: 1.  In addition, pursuant to Rule 416(c) under the
           Securities Act of 1933, as amended, (the "Securities Act") this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

       2. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act upon the basis of the average of the high and low sale price of the Company's Common Stock, par value $1.50 per share (the "Common Stock") as reported on the New York Stock Exchange on July 2, 2001.





                            PART II.

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-41534, filed on Form S-8 by

Standex International Corporation (the "Company") with the

Securities and Exchange Commission (the "Commission") on July 17,

2000, are incorporated in this Registration Statement by

reference and are updated as provided below.





ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are incorporated in this Registration Statement by reference:

     (1)  The Company's Annual Report on Form 10K for the year ended

June 30, 2000, filed pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")

or the latest prospectus filed pursuant to Rule 424(b) under the

Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (2)  All other reports filed pursuant to Section 13(a) or 15(d)

of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3)  The description of the Common Stock contained in the

Registration of Securities on Form 8-B dated June 12, 1975,

including any amendment or report filed for the purpose of

updating such description.



All documents filed by the Company pursuant to Section 13(a),

13(c) 14 and 15(d) of the Exchange Act after the date of this

Registration Statement and prior to the filing of a post-

effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated in this

Registration Statement by reference and shall be deemed a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be decreed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so

modified or superseded, to constitute a part of this Registration

Statement.



ITEM 8.   EXHIBITS.

     The following exhibits are filed (except where otherwise

indicated) as part of this Registration Statement.



       23.  Consent of Deloitte & Touche LLP, Independent Public

            Accountants.

       24.  Powers of Attorney from John Bolten, Jr., David R. Crichton,

            Samuel S. Dennis 3d, William R. Fenoglio, Walter F. Greeley,

            Daniel B. Hogan, Thomas L. King, C. Kevin Landry, H. Nicholas

            Muller, III, Edward F. Paquette, and Sol Sackel.



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933,

the Registrant certifies that it has reasonable grounds to

believe that it meets all of the requirements for filing on Form

S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, County of Rockingham and the State of New

Hampshire, on the 3rd day of July, 2001.



                           STANDEX INTERNATIONAL CORPORATION

                               /s/ Edward J. Trainor
                           By:
                               Edward J. Trainor, President/CEO

    Pursuant to the requirements of the Securities Act of 1933,

this Registration Statement has been signed below by the

following persons in the capacities and on the date indicated.


Date            Signature                 Title


                /s/ Edward J. Trainor
July 3, 2001                              President/CEO
                Edward J. Trainor



                /s/ Edward F. Paquette
July 3, 2001                              Vice President/CFO
                Edward F. Paquette


    Edward J. Trainor has signed below on July 3, 2001 as

attorney-in-fact for the following Directors of the Registrant:

    John Bolten, Jr.               Thomas L. King

    David R. Crichton              C. Kevin Landry

    Samuel S. Dennis 3d            H. Nicholas Muller, III

    William R. Fenoglio            Edward F. Paquette

    Walter F. Greeley              Sol Sackel

    Daniel B. Hogan



                              /s/  Edward J. Trainor
                              Edward J. Trainor


                          EXHIBIT INDEX


                                                  SEQUENTIAL
EXHIBIT                                              PAGE NO.


23.  Consent of Deloitte & Touche LLP,
     Independent Public Accountants.

24.  Powers of Attorney from:  John Bolten, Jr.,
     David R. Crichton, Samuel S. Dennis 3d,
     William R. Fenoglio, Walter F. Greeley,
     Daniel B. Hogan, Thomas L. King, C. Kevin
     Landry, H. Nicholas Muller, III, Edward F.
     Paquette and Sol Sackel.